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                                                                     EXHIBIT 4.1


                       WARRANT TO PURCHASE 200,000 SHARES
                                     OF THE
                                  COMMON STOCK
                                       OF
                                SUMMA INDUSTRIES

                                  MARCH 5, 1999

                            VOID AFTER MARCH 5, 2003

        THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT AND, IN ANY CASE, SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

        This certifies that, for good and valuable consideration received as of the date hereof (the "Warrant Issue Date"), Plastron Industries, L.P., a Delaware limited partnership, or its permitted assignee (the "Holder"), is entitled, subject to the terms set forth below, to purchase from Summa Industries, a Delaware corporation (the "Company"), from time to time up to two hundred thousand (200,000) shares of the Common Stock, par value $.001 per share, of the Company, as constituted on the Warrant Issue Date, upon surrender of this Warrant at the principal office of the Company referred to below, with the Notice of Exercise attached hereto as Exhibit A duly executed, and upon payment of the Exercise Price as set forth below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant issued for the Common Stock of the Company and any warrant or warrants delivered in substitution or exchange therefor as provided herein. The shares of Common Stock purchasable upon the exercise of this Warrant are hereinafter referred to as the "Warrant Shares".

        1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 6:00 p.m., Torrance, California time, on March 5, 2003 (the "Term"), and shall thereafter be void.

        2. Exercise Price. The exercise price at which this Warrant may be exercised shall be eleven dollars and seventy-five cents ($11.75) per share of Common Stock, as adjusted from time to time pursuant to the terms of Section 11 hereof (the "Exercise Price").

        3. Exercise of Warrant.

        a. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, in increments of not less than twenty-five (25) percent of the original number of Warrant Shares (or such lesser number of shares which may then constitute the maximum number purchasable by the Holder; such number being subject to adjustment as provided in Section 11 below), at any time, or from time to time, during the Term by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A duly completed and executed on behalf of the Holder, at the office of the Company (or such


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other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder set forth below), upon payment in cash, by wire transfer or by certified check acceptable to the Company, of the Exercise Price of the Warrant Shares to be purchased. Notwithstanding the foregoing, subject to the conditions set forth herein, at any time after the Company files a report with the Securities and Exchange Commission in which the Company's funded debt to equity ratio is 1.3 or less, the Holder may, from time to time thereafter, exchange this Warrant, in whole or in part, in increments of not less than twenty-five (25) percent of the original number of Warrant Shares (or such lesser number of shares which may then constitute the maximum number purchasable by the Holder; such number being subject to adjustment as provided in Section 11 below) (the "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this subparagraph, by surrendering this Warrant at the principal office of the Company, accompanied by a non-revocable written notice of exchange setting forth the number of Warrant Shares to be exchanged and the name, address and taxpayer identification number of the Holder (the "Exchange Notice"). The Warrant Exchange shall take place at 5:01 p.m., Torrance, California time on the date the Exchange Notice and Warrant are received by the Company. In connection with the Warrant Exchange, the Company shall issue to the Holder, without payment by the Holder of the Exercise Price in cash, the number of Warrant Shares (rounded to the nearest whole number) equal to (i) the number of Warrant Shares specified by the Holder in the Exchange Notice (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the average of the high and low trading price for the Common Stock for the ten trading days on which the Common Stock trades ending on the last trading date prior to the date of receipt of the Exchange Notice (the "Market Value").

        b. This Warrant shall be deemed to have been exercised at 5:01 p.m., Torrance, California time on the date of its surrender for exercise as provided above, and the Holder shall be treated for all purposes as the holder of record of the Warrant Shares as of such time. As promptly as practicable after exercise and in any event within seven (7) days thereafter, the Company, at its expense, shall issue and deliver to the Holder a certificate for the number of Warrant Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver to the Holder a new warrant of like tenor exercisable for the remaining number of Warrant Shares for which this Warrant may then be exercised.

        4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Market Value multiplied by such fraction.

        5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder, in lieu of this Warrant, a new warrant of like tenor exercisable for the remaining number of Warrant Shares for which this Warrant may then be exercised.

        6. Rights of Holder. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote


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for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

        7. Transfer of Warrant; Holder Representations.

        a. Transferability and Non-negotiability of Warrant. This Warrant may not be transferred or assigned in any manner without compliance with all applicable federal and state securities laws by the transferor and the transferee, including without limitation the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder; provided that, title may only be transferred or assigned in full and only to a person or entity
(i) who is not in direct competition with the Company and its subsidiaries and
(ii) who has not filed nor is then required to file a Schedule 13D relating to ownership of securities of the Company (the "Permitted Transferee").

        b. Exchange of Warrant Upon a Transfer. On surrender of this Warrant to the Company with the Assignment of Warrant form attached hereto as Exhibit B duly executed and with funds sufficient to pay any transfer taxes, the Company shall, without charge, execute and deliver a Warrant in the name of the assignee named in such Assignment and this Warrant shall promptly be canceled.

        c. Compliance with Securities Laws.

               (i) The Holder of this Warrant, by acceptance hereof, acknowledges that (A) this Warrant and the Warrant Shares are being acquired solely for the Holder's own account for investment and not with a view toward resale or distribution of any part thereof, and not as a nominee for any other party, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances that will not result in a violation of the Act or any state securities laws; (B) the Holder is aware that the Warrant is not registered under the Act or any state securities or blue sky laws and, as a result, substantial restrictions exist with respect to the transferability of the Warrant and the Warrant Shares; (C) the Holder is an "accredited investor" as defined by Rule 501(a) of Regulation D of the Securities and Exchange Commission (the "Commission") and can afford to sustain a total loss on its investment; and (D) the Holder has been afforded the opportunity to ask questions of, and receive satisfactory answers from, the Company and its officers and directors, concerning the terms and conditions of the Warrant and the operations and financial condition of the Company. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale; provided, however, that no such writing shall be required if (I) the Warrant Shares have been and are registered under the Act in accordance with Section 12 hereof, or (II) upon such exercise, the Holder shall be entitled to sell the Warrant Shares pursuant to Rule 144 adopted by the Commission under the Act, as amended from time to time, or any successor provision thereto ("Rule 144").

               (ii) The Holder of this Warrant, by acceptance hereof, acknowledges that it has received copies of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1998, and all other registration statements, reports and proxy statements filed by the Company with the Commission on or after August 31, 1998, but excluding Registration Statements on Form S-8 (the "SEC Documents").


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               (iii) This Warrant and the Warrant Shares shall be stamped or imprinted with a legend in substantially the following form (in addition to any legends required by state securities laws):

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT AND, IN ANY CASE, SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN COMMON STOCK WARRANT DATED AS OF MARCH 5, 1999.

        In the event that (I) a registration statement covering the Warrant Shares is effective under the Act, (II) the Company shall receive an opinion of reputable counsel that such legend is not, or is no longer, required, or (III) all or any portion of the Warrant Shares are eligible for resale pursuant to the exemption afforded by Rule 144, upon request from the Holder, the Company shall, or shall instruct its transfer agent to, remove such legend from the certificate(s) evidencing such Warrant Shares or issue new certificate(s) representing such Warrant Shares without such legend in lieu thereof. All fees and expenses in effecting the legend removal and issuance of new certificates (other than those of counsel to the Holder) shall be borne by the Company.

        8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares then issuable as such amount may be adjusted pursuant to
Section 11 hereof and, subject to stockholder approval if required by applicable law, will from time to time take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of Warrant Shares. The Company further covenants that all Warrant Shares when issued, will be fully paid and non-assessable, not subject to any preemptive rights and will be free from all taxes, liens, security interests and other encumbrances in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein and other than liens created or imposed upon the Warrant Shares through no action of the Company). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares.

        9. Notices of Adjustment. Whenever the Exercise Price or number of Warrant Shares shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

        10. Amendments; Waivers.

        a. Any term of this Warrant may be amended only with the written consent of the Company and the Holder. Any amendment effected in accordance with this
Section 10 shall be binding upon the


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Holder of this Warrant, each future holder of the Warrant or any replacement warrants, and the Company.

        b. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

        11. Adjustments. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as follows:

        a. Reclassification or Merger. In case of any reclassification, change or other conversion of securities of the class issuable upon exercise of this Warrant (other than as a result of a stock split, subdivision or combination as described below), or in case of any merger of the Company with or into another company (other than a merger with another company in which the Company is the surviving company and which does not result in any reclassification or change to outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the stock of the Company, the Company, or such successor or purchasing company, as the case may be, shall duly execute and deliver to the registered Holder a new Warrant providing for the right to receive, at a total purchase price not to exceed that payable upon the exercise of this Warrant and in lieu of the Warrant Shares theretofore issuable upon exercise of this Warrant, the kind and amount of securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of Warrant Shares then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as practicable to the adjustments provided for in this Section 11. The provisions of this subparagraph shall similarly apply to successive reclassifications, changes and mergers.

        b. Subdivision or Combination of Shares. If the Company at any time while this Warrant or any portion hereof remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased and the number of Warrant Shares shall be proportionately increased, in the case of a split or subdivision or proportionately increased and decreased, respectively, in the case of a combination, in each case effective at the close of business on the effective date of such split, subdivision or combination.

        c. Adjustments for Dividends in Securities. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of Common Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, additional securities of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of Warrant Shares receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such additional securities of the Company that the Holder would hold on the date of such exercise had it been the holder of record of Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this
Section 11.

        12. Registration Rights.


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        a. Certain Definitions. For the purposes of this Section 12, the following words shall have the meanings set forth below:

               (i) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement on Form S-3 or its successor form in compliance with the Act.

               (ii) "Registrable Stock" means (A) any and all Warrant Shares, and (B) any Common Stock issued or issuable with respect to the Warrant Shares by reason of a stock dividend or stock split or in connection with a combination of shares or issued in exchange for or in replacement of the Warrant Shares. Each share of Registrable Stock shall cease to be Registrable Stock when transferred to any person who is not an affiliate of the Holder pursuant to (I) a registration statement under the Act or (II) Rule 144.

        b. Demand Registration.

               (i) If, at any time more than 180 days after the Warrant Issue Date and prior to the end of the Term, the Holder proposes to dispose of Registrable Stock, then such Holder may request the Company in writing to effect a registration, stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares.

               (ii) Upon receipt of the request of the Holder pursuant to this
Section 12(b), the Company, subject to the provisions set forth below, shall file with the Commission a registration statement registering the shares of Registrable Stock specified in the request of the Holder, shall respond to any Commission comments on such registration statement and shall use its best efforts to effect the registration under the Act of the shares of Registrable Stock specified in the request of the Holder.

               (iii) The Company shall not be required to prepare and file more than one (1) demand registration statement herein, which actually becomes or is declared effective, at the request of the Holder pursuant to this Section 12(b).

               (iv) The Company shall not be required to prepare and file a registration statement pursuant to this Section 12(b) which would become effective (A) within 180 days following the effective date of a registration statement filed by the Company with the Commission in which the Holder was offered the right to participate covering all of the shares of Registrable Stock, or (B) if the Holder's request for registration is received by the Company subsequent to such time as the Company has commenced to prepare a Company-initiated registration statement and the Company is actively employing reasonable efforts to cause such registration statement to become effective; provided that the Holder is offered the right to participate in such offering and the Company agrees to register all of the shares of Registrable Stock.

        c. Designation of Underwriter. If any registration hereunder is an underwritten offering, the Company shall have the right to designate the managing underwriter, and the Holder shall sell its shares only pursuant to such underwriting.

        d. Piggyback Registration.


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               (i) If the Company at any time proposes to register any of its securities for sale, whether or not for its own account (other than a registration relating to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Rule 145 transaction or a registration on any form that does not permit secondary sales), it shall each time give written notice (the "Company's Notice") at its expense to the Holder of Registrable Stock of its intention to do so at least 20 days prior to filing of a registration statement with respect to such registration with the Commission describing the intended method of distribution with respect to such securities. If the Holder desires to dispose of any or all of its Registrable Stock, it may request registration thereof in connection with the Company's registration by delivery to the Company, within 10 business days of receipt of the Company's Notice, written notice of such request (the "Piggyback Notice") stating the number of shares of Registrable Stock to be registered for resale by the Holder. The Company shall use best efforts to cause all such shares to be registered under the Act, subject to the limitations set forth in this Section.

               (ii) If the registration of which the Company gives notice pursuant to this Section 12(d) is for the purpose of permitting a disposition of securities by the Company pursuant to a firm commitment underwritten offering, the notice shall so state, and the Company shall have the right to limit the aggregate size of the offering and/or the number of securities to be included therein by security holders of the Company if requested to do so by the managing underwriter of the offering, and only securities which are to be included in the underwriting may be included in the registration.

               (iii) Whenever the number of securities which may be registered pursuant to this Section 12(d) is limited by the provisions hereof, the Company shall have priority as to sales over other holders of Company securities and the Holder agrees that it shall withdraw its securities from such registration to the extent necessary to allow the Company to include all the securities which the Company desires to sell for its own account to be included within such registration. The other holders of securities participating in the offering, including the Holder, shall share pro rata in the available portion of the registration in question, such sharing to be based upon the number of securities of the Company then held by each of such holders, respectively.

               (iv) Notwithstanding the foregoing, in any offering other than an underwritten offering, the Company may require the Holder to register all of its shares of Registrable Stock in such offering (or to waive its sole demand registration right set forth in Section 12(b) above) if the Company agrees to cause such registration statement to cover all shares of Registrable Stock and to become and remain effective for the remainder of the Term.

        e. Registration Procedures.

               (i) If and when the Company is required by the provisions of this
Section 12 to use best efforts to effect the registration of shares of Registrable Stock, the Company shall:

               (A) prepare and file with the Commission a registration statement with respect to such shares and use best efforts to cause such registration statement to become and remain effective until the earlier of (I) the end of the Term or (II) the sale of the Registrable Stock as registered;

               (B) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectuses used in connection therewith as may be necessary to make and to keep such registration statement effective and current and to comply with the provisions of the

Act with respect to the sale or other disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the Holder or holders of such shares who have requested that any of their shares be sold or otherwise disposed of in connection with the registration (the "Prospective Sellers") until the earlier of the sale of the Registrable Stock as registered or the end of the Term;

               (C) furnish to each Prospective Seller such number of copies of each prospectus, including preliminary prospectuses, in conformity with the requirements of the Act, and such other documents, as the Prospective Seller may reasonably request in order to facilitate the public sale or other disposition of the shares owned by it;

               (D) use best efforts to register or qualify the shares covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdictions as each Prospective Seller shall reasonably request, maintain any such registration or qualification current until the earlier of sale of the Registrable Stock so registered or the end of the Term, and to take any and all other actions necessary to enable such seller to consummate the public sale or other disposition of the shares owned by such seller in jurisdictions where such Prospective Sellers reasonably desire to effect such sales or other dispositions; provided that, the Company shall not be required in connection therewith or as a election thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

               (E) upon written request and at the Prospective Seller's expense, furnish to each Prospective Seller a signed counterpart, addressed to the Prospective Sellers and their underwriters, if any, of (x) an opinion of counsel for the Company, dated the effective date of the registration statement, and (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to the events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in the opinions of issuers' counsel and in accountants' letters delivered to the underwriters in connection with underwritten public offerings of securities;

               (F) cause all such shares to be listed on each securities exchange on which similar securities issued by the Company are then listed;

               (G) provide a transfer agent and registrar for all such shares not later than the effective date of such registration statement; and

               (H) make available for inspection by any Prospective Seller and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, attorney, accountant or agent in connection with the preparation of such registration statement.

               (ii) Each Prospective Seller of such shares shall furnish to the Company such information as the Company may require from the Prospective Seller for inclusion in the registration statement (and the prospectus included therein).

               (iii) The Prospective Sellers shall not (until further notice which the Company shall provide as soon as practicable) effect sales of the shares covered by the registration statement after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. The Company shall use best efforts to promptly notify the Holder of any facts or circumstances of which it has knowledge that would cause the registration statement or prospectus to contain an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not materially misleading in light of the circumstances then existing.

        f. Expenses of Registration.

               (i) All registration and filing fees, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company, and expenses of any audits incidental to or required by a registration requested hereunder ("Registration Expenses") shall be borne by the Company; provided, however, that each Prospective Seller shall bear underwriting discounts or brokerage fees or commissions relating to the sale of its shares; fees and expenses of counsel for such Prospective Seller; and any other expenses incurred by the Prospective Seller in connection with a registration.

               (ii) Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 12 if the registration request is subsequently withdrawn at the request of the Holder (in which case the Holder shall bear all expenses), unless the Holder delivers to the Company written notice that such withdrawn registration shall constitute the Holder's one demand registration pursuant to
Section 12(b).

        g. Indemnification.

               (i) In the event of a registration of any of its securities under the Act pursuant to this Section 12, the Company shall indemnify and hold harmless the Holder, its affiliates, attorneys and accountants against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Holder may be subject under the Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading ((A) and (B) are collectively referred to hereafter as a "Violation"), and shall reimburse the Holder for any legal or other expenses reasonably incurred by the Holder in connection with defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Holder, its affiliates, attorneys and accountants in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made in such registration statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Holder for use therein; provided further that, the indemnification contained in this
Section 12(g) with respect to any preliminary prospectus shall not inure to the benefit of the Holder and its affiliates on account of any such loss, claim, damage, liability or expense arising from the sale of any of the shares to any person if a copy of the prospectus, as amended and supplemented, shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the prospectus, as amended and supplemented, provided that the Company has delivered the prospectus, as amended or supplemented, to the Holder on a timely basis to permit such delivery or sending. The indemnity contained in this Section 12(g) shall not apply to amounts paid in settlement of any such claim, if such settlement is effected without the consent of the Company.

               (ii) In the event of any registration of any of its securities under the Act pursuant to this Section 12, the Holder and its affiliates shall indemnify and hold harmless the Company, its affiliates, attorneys and accountants against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Company, its affiliates, attorneys and accountants may be subject under the Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case only to the extent that such Violation occurs in reliance upon written information furnished by the Holder expressly for use in connection with such registration, and shall reimburse the Company, underwriter or controlling person for any legal or other expenses reasonably incurred by the Company and its affiliates in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the Company and its affiliates.

               (iii) If the indemnification provided for above is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party, or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 12(g)(iii) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 12(g)(iii). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in this Section 12(g)(iii) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentations (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (iv) Promptly after receipt by an indemnified party under this
Section 12(g) of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from liability which it may have to any indemnified party under this Section except to the extent that the indemnifying party has been prejudiced as a proximate result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded in good faith that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties in relation to those matters). Upon the assumption by the indemnifying party of the defense of such action, the indemnifying party shall not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (B) the indemnifying party and its counsel do not actively pursue the defense of such action, (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, or (D) the indemnified party has engaged separate counsel pursuant to the proviso in the preceding sentence.

        h. Rule 144 Requirements. The Company shall, (i) upon request therefor, furnish to the Holder a written statement of compliance with the filing requirements of the Commission set forth in Rule 144 and (ii) use best efforts to make publicly available, and available to the holder of Registrable Stock, such information as is necessary to enable the holder of Registrable Stock to make sales of such stock pursuant to Rule 144 of the Commission under the Act.

        i. Lock-up of Unregistered Shares. If the Holder participates in a registration statement filed by the Company with respect to an underwritten public offering and 80% or more of the shares of Registrable Stock are included in such registration statement, then the Holder will not, directly or indirectly, publicly sell or make any distribution (except pursuant to such registration statement) of any securities of the Company without the prior written consent of the managing underwriter for such period of time not to exceed 180 days following the effective date of the registration statement as may be requested by the managing underwriter. The foregoing restriction is conditioned upon the Company and each of the selling stockholders included in the registration statement agreeing in writing to be subject to the same restriction.

        j. Assignment of Registration Rights. The rights to cause the Company to register Registrable Stock pursuant to this Section 12 may not be assigned except in connection with an assignment of this Warrant to the Permitted Transferee pursuant to Section 7(a).

        k. Termination of Registration Rights. The registration rights set forth in this Section 12 shall terminate on March 5, 2003.

        13. Representations and Warranties by the Company; Certain Notices.

        a. The Company hereby represents and warrants to the Holder that (i) the Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company pursuant to its terms, subject to the laws of general application relating to bankruptcy, insolvency, creditors rights, and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies, and (ii) the execution and delivery of the

Warrant by the Company is not, and the issuance of the Warrant Shares in accordance with the terms hereof will not violate the Company's Certificate of Incorporation or Bylaws.

        b. The Company shall give written notice to the Holder at least 15 days prior to the date on which the Company (i) consummates any reclassification, change or other conversion of securities of the class issuable upon the exercise of this Warrant, merger of the Company with or into another entity, sale of all or substantially all of the assets of the Company, or dissolution or liquidation of the Company, or (ii) the date the Company takes a record for determining rights with respect to the payment of any dividend or distribution on the securities of the class issuable upon the exercise of this Warrant.

        14. Miscellaneous.

        a. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (with written or facsimile confirmation of receipt), or on the first day following delivery by a reputable overnight commercial delivery service (delivery, postage or freight charges prepaid), or on the third day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to the Company:                        With copy to:
        Summa Industries                          Summa Industries
        21250 Hawthorne Blvd., Suite 500          One Park Plaza, Sixth Floor
        Torrance, CA 90503                        Irvine, CA 92614
        Fax: (310) 792-7024                       Fax: (949) 852-7316
        Attn:  James R. Swartwout                 Attn:  Trygve M. Thoresen

        If to the Holder:                         With copy to:
        Plastron Industries, L.P.                 Katten Muchin & Zavis
        c/o Plastron Management, Inc.             525 West Monroe Street
        150 N. Wacker Dr., Suite 2360             Chicago, IL 60661
        Chicago, IL 60606                         Fax: (312) 902-1061
        Fax: (312) 236-4367                       Attn: David Shevitz, Esq.
        Attn: Larry Gies and Scott Murray               and Brian Richards, Esq.

        b. Expenses. Except as otherwise provided in this Warrant, all fees, costs and expenses incurred in connection with this Warrant and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

        c. Integration. This Warrant and the Exhibits and other agreements among the parties hereto that are referred to herein constitute the entire agreement among the parties with respect to the subject matter set forth herein or therein and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof or thereof.

        d. Severability. Any portion or provision of this Warrant which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions or provisions hereof in such jurisdiction or, to the extent permitted by law, rendering that or any other portion or provision of this Warrant invalid, illegal or unenforceable in any other jurisdiction.

        e. Governing Law. This Warrant and the rights and obligations of the parties hereunder shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, without regard to its rules of conflicts of law.

        f. Attorneys' Fees. Except as otherwise set forth in Section 12(g), if any party to this Warrant shall bring any action, suit, counterclaim or appeal for any relief against any other party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the prevailing party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such Action. "Prevailing party" within the meaning of this section includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

        g. Consent to Jurisdiction; Forum Selection. The parties agree that all actions or proceedings arising in connection with this Warrant shall be tried and litigated exclusively in the Federal courts located in the County of Los Angeles, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Warrant in any jurisdiction other than those specified in this section. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this section, and stipulates that the Federal courts located in the County of Los Angeles, State of California shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy or proceeding arising out of or related to this Warrant. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Warrant, or in the manner set forth in Section 14(a) of this Warrant for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

        h. No Third-Party Beneficiaries. Except as provided in Section 12(g) as to indemnified parties, this Warrant is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

        i. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

        j. Closing of Transfer Books. The stock transfer books of the Company for the Common Stock shall not be closed in any manner which interferes with the exercise of this Warrant.

        IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the day and year first above written.



THE COMPANY:                                 ACCEPTED AND AGREED TO:


SUMMA INDUSTRIES,                            HOLDER:
a Delaware corporation
                                             PLASTRON INDUSTRIES, L.P.,
                                             a Delaware limited partnership
By: /s/  James R. Swartwout
    -------------------------------
    James R. Swartwout, President            By:  PLASTRON MANAGEMENT, INC.,
                                                  an Illinois corporation, its
                                                  General Partner


                                             By:  /s/  Larry Gies
                                                --------------------------------
                                                  Larry Gies, President